UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2026

Star Equity Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38704	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 101
Old Greenwich, CT 06870
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (203) 489-9500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRR	The NASDAQ Stock Market LLC
Series A Preferred Stock, $0.001 par value	STRRP	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On October 23, 2026 (the “Closing Date”), Star Equity Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with PD Machine, LLC (the “Target Company”); Davis Rentals, LLC (the “Real Estate Target Company”); the Company’s indirect wholly owned subsidiaries: Alliance Machine Solutions, Inc. (“Alliance Machines”) and 1218 East 135 South, Inc. (“New Real Estate Sub”); Phil's Welding, Inc. (the “Target Parent Company”); each of the owners of Target Parent Company and beneficial owners of the Target Company, Real Estate Target Company and Target Parent Company (collectively along with Target Parent Company, the “Sellers”); and Phillip Davis, as Seller Representative.

On the Closing Date, the Target Company merged into Alliance Machines, which survived as an indirect wholly owned subsidiary of the Company.

The Target Company operates a machine shop in Vernal, Utah, providing specialized welding, repair, rebuilding, and machining services for drilling and other equipment, primarily in Utah and the surrounding states.

In connection with the closing of the transaction, excluding the separate real-estate transaction described below, the Company paid the Sellers aggregate consideration of (i) $350,000 (the “Cash Consideration”) and (ii) issued 75,000 shares (the “Stock Consideration”) of the Company’s 10% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), subject to customary adjustments for debt, cash on hand, transaction expenses and net working capital. At the closing, $50,000 of the Cash Consideration and 5,000 shares of the Stock Consideration were held in escrow to satisfy the Sellers’ indemnification and purchase-price adjustment obligations under the Purchase Agreement.

The Purchase Agreement also provides for the acquisition of the Owned Real Property (as defined in the Purchase Agreement) by a merger of Real Estate Target Company into New Real Estate Sub at a separate closing (the “Real Estate Closing”), subject to satisfaction or waiver of the applicable closing conditions, for $150,000 in cash and 35,000 shares of Series A Preferred Stock. If certain conditions of the Purchase Agreement have not been satisfied or waived by February 28, 2027, the Company has the option to forego the purchase of the Owned Real Property. Alliance Machines also entered into a lease with the Real Estate Target Company for the continued use of the Owned Real Property.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The Company issued the 75,000 shares of Stock Consideration to certain of the Sellers on October 23, 2026, as partial consideration pursuant to the Purchase Agreement. The shares were issued without an underwriter or placement agent in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On October 26, 2026, the Company issued a press release announcing the transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

10.1
Stock Purchase Agreement, by and between Star Equity Holdings, Inc., PD Machine, LLC, Phil’s Welding, Inc., Davis Rentals, LLC, Leah Davis, Phillip Davis, 1218 East 135 South, Inc. and Alliance Machine Solutions, Inc., dated October 23, 2026.

99.1	Press Release, dated October 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC (Registrant)

By:	/s/ MATTHEW K. DIAMOND
Matthew K. Diamond
Chief Accounting Officer

	Dated:	October 28, 2026

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